EXHIBIT 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING
TO EXCHANGE ACT FILINGS

I, Sanjay Kumar, state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of Computer Associates International, Inc., and, except as corrected or supplemented in a subsequent covered report:

    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with the Audit Committee of Computer Associates International, Inc.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement is a "covered report":
    Annual Report on Form 10-K for the year ended March 31, 2002 of Computer Associates International, Inc.:
    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Computer Associates International, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
    any amendments to any of the foregoing.

/s/ Sanjay Kumar	Subscribed and sworn to before me this
Sanjay Kumar	9th day of August, 2002

9th of August, 2002	/s/ Anne M. Jones
Date	Notary Public

My Commission Expires:
Anne M. Jones
Notary Public, State of New York
No. 4913476
Qualified in Nassau County
Commission Expires November, 23, 2005